                                                                    Exhibit 99.1

                                     dELiA*s
                     50 WEST 23RD STREET, NEW YORK, NY 10010
                    TELEPHONE: 212-807-9060 FAX: 212-590-6500

              dELiA*s ANNOUNCES SECOND QUARTER FISCAL 2007 RESULTS

NEW YORK, NEW YORK - (BUSINESS WIRE) - August 30, 2007 - dELiA*s, Inc. (Nasdaq:
DLIA), a direct marketing and retail company comprised of three lifestyle brands primarily targeting consumers between the ages of 12 and 19, today announced financial results for the second quarter ended August 4, 2007.

For the thirteen weeks ended August 4, 2007:

      o  Total revenue increased by 7.3% to $52.4 million from $48.9 million in the same period last year.

      o  Same-store sales for the retail segment increased by 4.6% for the comparable thirteen-week period, with total retail sales increasing by
         29.4%. Net sales of the direct segment decreased by 2.4% over the second quarter of fiscal 2006.

      o  Total gross margin decreased by 190 basis points to 34.5% of sales, or
         $18.1 million, due to the retail segment growing as a percentage of the total sales mix and the increase in retail markdowns.

      o  SG&A expense was 44.7% of sales as compared to 43.5% in the same period last year, an increase of 120 basis points primarily due to higher depreciation expense, increased payroll, and corporate overhead costs, which more than offset the improved leverage of other expenses associated with the increase in revenue.

      o  Net loss for the quarter was $5.1 million or $0.16 per share as compared to a net loss of $3.1 million or $0.12 per share in last year's second quarter.

Retail Segment Results:

Net sales for the Company's dELiA*s retail stores increased by 29.4% to $19.4 million for the quarter compared to $15.0 million in the second quarter of last year. During the quarter, the Company opened four new stores and relocated one store. In addition, we reopened our remodeled Natick, MA location in time for
Back-to-School. Accordingly, we ended the quarter with 80 stores in operation as compared to the 67 premiere (non-outlet) locations open as of July 29, 2006, the ending date of last year's fiscal second quarter. Gross profit for the retail segment, which includes distribution, occupancy and merchandising costs, was
$3.6 million in the second quarter versus last year's $2.9 million, an increase of 22.5% in dollars, but expressed as a percentage of sales, decreased to 18.6%
from 19.7% in the same quarter last year. This decrease reflected higher promotional and clearance markdowns, partially offset by leverage on occupancy and other costs. Selling, general and administrative expenses, which include allocated overhead, totaled 48.1% of sales in the second quarter as compared to
49.2% in the second quarter of last year. The quarterly operating loss for the segment was $5.7 million versus $4.4 million last year.

                                       1

Direct Segment Results:

Net sales for the direct segment decreased 2.4% to $33.1 million during the second quarter versus last year's $33.9 million for the quarter. Gross profit for the direct segment was $14.5 million for the second quarter versus last year's $14.8 million and increased as a percentage of sales to 43.9% in the second quarter from 43.8% in the same quarter last year. The increase in gross profit was primarily attributed to a lower percentage of clearance merchandise in the sales mix due to lower levels of excess inventory. Selling, general and administrative expenses increased 2% in dollars and by 170 basis points in the quarter to 42.7% of sales, due to the lack of sales leverage for the planned increase in overhead costs. Operating income for the direct segment in the second quarter thus decreased to $0.4 million in the second quarter as compared to $0.9 million in the second quarter of last year.

Robert Bernard, Chief Executive Officer, stated: "As we look ahead, we see continued growth in both our retail and direct businesses. We are focused upon improving the performance of our cut and sew knits category and capitalizing on the substantial growth we have seen in customer acceptance of our core denim assortment. That said, in light of the uncertain retail environment and the likelihood for promotional activity to intensify, we plan to carefully manage our inventory levels for the back half of the year. Looking ahead, we remain focused on growing our store base and improving our merchandising execution, in order to drive the long term profitability of our Company."

For the twenty-six week period ended August 4, 2007:

      o  Sales increased 9.5% to $110.2 million from $100.7 million in the first twenty-six week period of fiscal 2006.

      o  Gross profit was $39.0 million or 35.4% of sales as compared to $37.6 million or 37.4% of sales for the same period last year.

      o  Net loss was $8.4 million, or $0.27 per share, compared to a net loss of $4.3 million or $0.17 per share in the first twenty-six weeks of fiscal 2006.

CONFERENCE CALL INFORMATION

A conference call to discuss fiscal 2007 second quarter results is scheduled for
Thursday August 30, at 4:30 pm Eastern Daylight Savings Time. The conference call will be web-cast live at WWW.DELIASINC.COM. A replay of this call will be available on our website for one year, and can also be accessed until September
27, 2007 by dialing (888) 286-8010, Pass code 58733451.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company's responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

                                       2

ABOUT dELiA*s, INC.

dELiA*s, Inc. is a direct marketing and retail company comprised of three lifestyle brands primarily targeting consumers between the ages of 12 and 19.
Its brands - dELiA*s, Alloy and CCS - generate revenue by selling apparel, accessories, footwear, room furnishings and action sports equipment predominantly to teenage consumers through direct mail catalogs, websites, and, for dELiA*s, mall-based specialty retail stores.

FORWARD-LOOKING STATEMENTS

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate," "believe," "estimate," "expect," "expectation," "should,"
"project," "plan," "predict," and "intend," and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the "Risk Factors That May Affect Future Results" section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

CONTACT:

dELiA*s, Inc.                 ICR
Stephen A. Feldman            Jean Fontana/Joseph Teklits
212.807.9060                  203.682.8200

                                       3

                                                            dELiA*s, Inc.
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (In thousands, except share data)

                                                                                               For the Thirteen Weeks
                                                                                                        Ended
                                                                                ----------------------------------------------------

                                                                                      August 4, 2007              July 29, 2006
                                                                                ------------------------      ----------------------
                                                                                                    (unaudited)

Net revenues                                                                    $     52,438      100.0%      $     48,851    100.0%

Cost of goods sold                                                                    34,321       65.5%            31,073     63.6%
                                                                                ------------                  ------------

Gross profit                                                                          18,117       34.5%            17,778     36.4%

Selling, general and administrative expenses                                          23,428       44.7%            21,260     43.5%
                                                                                ------------                  ------------

Loss before interest (income) expense
 and income taxes                                                                     (5,311)     -10.1%            (3,482)    -7.1%
Interest (income) expense, net                                                           (78)      -0.1%              (110)    -0.2%
                                                                                ------------                  ------------

Loss before income taxes                                                              (5,233)     -10.0%            (3,372)    -6.9%

(Benefit) provision for income taxes                                                    (145)      -0.3%              (243)    -0.5%
                                                                                ------------                  ------------

Net loss                                                                        $     (5,088)      -9.7%      $     (3,129)    -6.4%
                                                                                ============                  ============

BASIC AND DILUTED NET LOSS PER SHARE OF COMMON STOCK:
Basic and diluted net loss attributable to common stockholders per share        $      (0.16)                 $      (0.12)
                                                                                ============                  ============

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING                      30,845,214                    26,374,270

                                                                  4

                                                            dELiA*s, Inc.
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (In thousands, except share data)

                                                                                              For the Twenty-six Weeks
                                                                                                        Ended
                                                                                ----------------------------------------------------

                                                                                      August 4, 2007              July 29, 2006
                                                                                ------------------------      ----------------------
                                                                                                    (unaudited)

Net revenues                                                                    $    110,245      100.0%   $    100,721      100.0%

Cost of goods sold                                                                    71,268       64.6%         63,099       62.6%
                                                                                ------------               ------------

Gross profit                                                                          38,977       35.4%         37,622       37.4%

Selling, general and administrative expenses                                          47,742       43.3%         42,452       42.1%
                                                                                ------------               ------------

Loss before interest (income) expense
 and income taxes                                                                     (8,765)      -8.0%         (4,830)      -4.8%
Interest (income) expense, net                                                          (287)      -0.3%           (158)      -0.2%
                                                                                ------------               ------------

Loss before income taxes                                                              (8,478)      -7.7%         (4,672)      -4.6%

(Benefit) provision for income taxes                                                    (125)      -0.1%           (323)      -0.3%
                                                                                ------------               ------------

Net loss                                                                        $     (8,353)      -7.6%   $     (4,349)      -4.3%
                                                                                ============               ============

BASIC AND DILUTED NET LOSS PER SHARE OF COMMON STOCK:
Basic and diluted net loss attributable to common stockholders per share        $      (0.27)              $      (0.17)
                                                                                ============               ============

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING                      30,811,624                 26,007,105

                                                                 5

                                                 dELiA*s, Inc.
                                          CONSOLIDATED BALANCE SHEETS
                                                 (In thousands)

                                                                August 4, 2007   February 3, 2007   July 29, 2006
                                                                --------------   ----------------   -------------
                      ASSETS                                     (unaudited)                         (unaudited)
Current Assets:
Cash and cash equivalents                                        $  10,362         $  28,874         $  22,198
Inventories, net                                                    39,179            31,680            33,401
Prepaid catalog costs                                                4,894             3,157             3,726
Other current assets                                                 8,946             6,759             6,040
                                                                 ---------         ---------         ---------
Total current assets                                                63,381            70,470            65,365

Property and equipment, net                                         49,969            39,543            32,952
Goodwill                                                            40,204            40,204            40,204
Intangible assets, net                                               2,564             2,610             2,664
Other noncurrent assets                                                483               678               875
                                                                 ---------         ---------         ---------

Total assets                                                     $ 156,601         $ 153,505         $ 142,060
                                                                 =========         =========         =========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                 $  17,187         $  17,821         $  17,835
Bank loan payable                                                    6,922              --               6,132
Current portion of mortgage note payable                               143               139               134
Accrued expenses and other current liabilities                      30,069            27,549            25,391
                                                                 ---------         ---------         ---------
Total current liabilities                                           54,321            45,509            49,492

Deferred credits and other long-term liabilities                     9,345             7,723             4,635
Long-term portion of mortgage note payable                           2,345             2,406             2,487
                                                                 ---------         ---------         ---------
Total liabilities                                                   66,011            55,638            56,614
                                                                 ---------         ---------         ---------

Commitments and contingencies
Stockholders' Equity:
Preferred Stock; $.001 par value, 25,000,000 shares
authorized, none issued                                               --                --                --
Common Stock; $.001 par value;  100,000,000 shares
authorized; 30,879,227; 30,745,497; and 26,381,987 shares
issued and outstanding, respectively                                    31                30                26
Additional  paid-in capital                                         96,379            94,975            92,661
Deferred compensation                                                 (213)             --                --
(Accumulated deficit) retained earnings                             (5,607)            2,862            (7,241)
                                                                 ---------         ---------         ---------

Total stockholders' equity                                          90,590            97,867            85,446
                                                                 ---------         ---------         ---------

Total liabilities and stockholders' equity                       $ 156,601         $ 153,505         $ 142,060
                                                                 =========         =========         =========

                                                       6

                                                dELiA*s, Inc.
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                (In thousands)

                                                                                For the Twenty-six Weeks Ended
                                                                                -------------------------------

                                                                                 August 4,           July 29,
                                                                                   2007                2006
                                                                                -----------         -----------
                                                                                (unaudited)         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                        $ (8,353)           $ (4,349)
Adjustments to reconcile net loss to net cash used in
   operating activities:

Depreciation and amortization                                                      3,559               2,754
Stock-based compensation                                                             495                 579
Loss on disposal of assets                                                          --                   100

Changes in operating assets and liabilities
    Inventories                                                                   (7,499)             (7,569)
    Prepaid catalog costs and other current assets                                (3,924)             (3,010)

    Other noncurrent assets                                                          195                 102
    Accounts payable, accrued expenses and other current liabilities               3,392               6,660

                                                                                --------            --------
Net cash used in operating activities                                            (12,135)             (4,733)
                                                                                --------            --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                             (13,939)            (10,821)

                                                                                --------            --------
Net cash used in investing activities                                            (13,939)            (10,821)
                                                                                --------            --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Due from Alloy, Inc.                                                                --                 8,155
Net borrowings under line of credit agreements                                     6,922               6,132
Payment of mortgage note payable                                                     (57)                (59)
Proceeds from rights offering, net of expenses                                      --                19,759
Proceeds from exercise of employee stock options                                     697               1,242

                                                                                --------            --------
Net cash provided by financing activities                                          7,562              35,229
                                                                                --------            --------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                             (18,512)             19,675
CASH AND CASH EQUIVALENTS, beginning of period                                    28,874               2,523

                                                                                --------            --------
CASH AND CASH EQUIVALENTS, end of period                                        $ 10,362            $ 22,198
                                                                                ========            ========

Cash paid during the period for interest                                        $    141            $    145
Cash paid during the period for taxes                                           $    624            $     26
Noncash Intercompany transfers                                                  $   --              $    686

                                                      7

                                                  dELiA*s, Inc.
                                             Selected Operating Data
                                     (In thousands, except number of stores)

                                                        Thirteen Weeks Ended            Twenty-six Weeks Ended
                                                     --------------------------        -------------------------
                                                     August 4,         July 29,        August 4,        July 29,
                                                       2007             2006             2007             2006
                                                     ---------        --------         --------         --------
Channel Net Sales:

Retail                                               $ 19,365         $ 14,960         $ 39,043         $ 29,699
Direct:
       Catalog                                          8,013            9,310           17,505           20,273
       Internet                                        25,060           24,581           53,697           50,749
                                                     --------         --------         --------         --------
                                                     $ 52,438         $ 48,851         $110,245         $100,721
                                                     ========         ========         ========         ========

       Internet %                                          76%              73%              75%              71%

Catalogs Mailed                                        15,788           16,465           37,544           37,218

Number of Stores:
       Beginning of period                                 75               63               74               59
       Opened                                               6 *              8               13 *             12
       Closed                                               1                2                7 *              2
                                                     --------         --------         --------         --------
       End of period                                       80               69               80               69
                                                     ========         ========         ========         ========

Total Gross Sq. Ft @ End of Period                      303.9            259.9            303.9            259.9

Total Gross Sq. Ft @ End of Period - Premiere           303.9            252.1            303.9            252.1

*Totals  include  one  store  that was  closed in the first
quarter of fiscal 2007, and was remodeled and reopened in the second quarter of fiscal 2007.

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